PUBLIC AND MEDIA RELATIONS
                              STRATEGY AND SERVICES
                              CONSULTING AGREEMENT

This "Public and Media Relations Strategy and Services Consulting" Agreement (the "Agreement") is entered into on this 2nd day of January, 2006, by and between: Composite Technology Corporation having its principal offices at 2026 McGaw Avenue, Irvine, California, 92614, (hereinafter referred to as the "Company") and Media Relations Strategy, Inc., located at 21157 Ormond Court, Boca Raton, Florida 33433 (hereinafter referred to as the "Consultant").

WHEREAS, the Consultant has been employed by the Company on a continuous basis since 2003 providing Public Relations Strategy and Services to the Company;

WHEREAS the Company has recently emerged from bankruptcy and is in need of a good market relations strategy and PR marketing in the financial markets and wishes to engage the Consultant to continue to provide its services during a 27 month period as an independent contractor consultant, and the Consultant is agreeable to provide such services, on the terms and conditions contained herein;

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants, the parties have agreed as follows:

1.    APPOINTMENT.

The Company hereby appoints the Consultant as its public and media relations strategy and services consultant to provide such services to the financial markets and hereby retains and employs the Consultant, on the terms and conditions of this Agreement. The Consultant accepts such appointment and agrees to perform the Services (as such term is defined in Section 3 hereof) upon the terms and conditions of this Agreement.

2.    TERM.

This agreement shall enter into force immediately and continue in full force and effect for a period of 27 months. The Agreement will terminate on Friday, March 28, 2008.

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3.    SERVICES.

3.1 The Consultant shall act, generally, as public and media relations strategy and marketing counsel in the financial markets, such services (the "Services") shall include but not be limited to:

      (A)   acting (1) as a liaison  between the  Company and its  shareholders;
            (2) as an advisor to the Company with respect to existing and potential market makers, broker-dealers, underwriters, and investors as well as being the liaison between the Company and such persons; and (3) as an advisor to the Company with respect to communications and information (e.g., interviews, press releases, shareholder reports, etc.) As well as planning, designing, developing, organizing, writing and distributing such communications and information;

      (B) assisting in establishing, and advising the Company with respect to: shareholder meetings; interviews of Company officers by the financial media; and interviews of Company officers by analysts, market makers, broker-dealers, and other members of the financial community;

      (C) using reasonable best efforts to assisting the Company in making its management, its products, and its financial situation and prospects, known to the financial press and publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors, and other members of the financial community as well as the financial media and the public generally;

      (D) The provision of the work of any Key Persons working for the Consultant to enable them to work diligently to ensure that the Consultant shall comply with its obligations hereunder. The term "Key Person" as used herein shall mean any person or manager working with the Consultant whose presence the parties agree is materially important to the fulfillment of the Services. At the time of the signature of this Agreement Martin L. Goldberg is a Key Person.

3.2 The Consultant shall liaise with and keep the Company's senior Investor Relations manager informed of its plans, strategies, activities and the results of such activities. The Consultant shall provide a monthly report describing in detail such activities. Such report shall include, but not be limited to: the number of calls, faxes and packages made and distributed and to whom. Such report will include consultants color coded report indicating specific broker dealers, individual brokers and their respective positions. From time to time consultant may provide interim reports as requested by Company.

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4.    LIMITATIONS AND RESTRICTIONS ON THE SERVICES.

The parties recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in-house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly, the Consultant agrees:

      (A) the Consultant shall NOT release any financial or other information or data about the Company unless such information has already been made public in a filing lodged with the Securities Exchange Commission ("SEC") or unless the Consultant has obtained the prior written consent and approval of the Company;

      (B) The Consultant shall NOT conduct any meetings with financial analysts without informing the Company in advance of the proposed meeting and the format or agenda of such meeting and the Company may elect to have a representative of the Company attend at such meeting;

      (C) The Consultant shall NOT release any information or data about the Company to any selected or limited person(s), entity, or group if the Consultant is aware that such information or data has not been generally released or promulgated in accordance with applicable rules and regulations.

      (D) After notice given by the Company of filing for a proposed public offering of securities of the Company, and during any period of restriction on publicity, the Consultant shall not engage in any public relations efforts not in the normal course without approval of the counsel for the Company and of counsel for the underwriter(s), if any;

5.    DUTIES OF THE COMPANY.

5.1 The Company shall supply the Consultant, on a regular and timely basis with all approved data and information about the Company, its management, its products, and its operations and the Company shall be responsible for advising the Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to the Consultant in order that the Consultant may take corrective action.

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5.2 The Company shall  promptly  supply the  Consultant:  with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all shareholder reports and communications whether or not prepared with the Consultant's assistance; with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/services brochures, sales materials, etc. Any such information that is posted on the Company's website or on the SEC website under the Company's Edgar listing shall be deemed to have been given to the Consultant at the moment of promulgation.

5.3 The Company shall promptly notify the Consultant of the filing of any registration statement for the sale of securities and of any other event which triggers any restrictions on publicity.

5.4 In the event that the Company shall supply any information or data to the Consultant that has not been generally released or promulgated in accordance with applicable laws or securities regulations, such data shall be conspicuously market as non public information or labeled with the words "confidential".

6.    REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION.

6.1 Of the Company:

      (A) The Company shall be deemed to make a continuing representation of the accuracy of any and all material facts, material, information, and data which it supplies to the Consultant and the Company acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its public relations functions.

      (B)   The  Consultant,  in the  absence  of  notice  in  writing  from the
            Company,   will  rely  on  the  continuing   accuracy  of  material,
            information, and data supplied by the Company.

6.2 Indemnification and corrective Measures:

The Company hereby agrees to indemnify Consultant against, and to hold Consultant harmless from, any claims, demands, suits, loss, damages, and etc. arising out of Consultant's reliance upon the accuracy and continuing accuracy of such facts, material, information, and data, unless the Consultant has been negligent in fulfilling its duties and obligations hereunder.

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In the event of the breach of the Companies warranties contained in Section 6.1, the Company hereby authorizes the Consultant to issue, in the Consultant's sole discretion, corrective, amendatory, supplemental, or explanatory press releases,
shareholder   communications   and  reports,   or  data  supplied  to  analysts,
broker-dealers, market makers, or other members of the financial community; in the event any material inaccuracy were submitted by the Company and distributed by Consultant provided however that the Company shall have been given notice by the Consultant of its intention to correct such inaccuracy and shall fails to correct or amend the inaccuracy, within a reasonable time.

6.3 Of the Consultant:

The Consultant shall use reasonable best efforts to perform its duties hereunder and to provide the Services contracted for herein in compliance with all applicable laws and regulations. The Consultant shall continue to provide the services of any Key Person for the benefit of the Company and shall immediately inform the Company of and incapacity or indisposition of any Key Person working for Consultant that would result in his being unable to provide his services hereunder.

6.4 Indemnification and corrective Measures:

In the event of a (a) material and serious breach of its duties hereunder or (b) a repeated violation its duties hereunder the Company shall have the right to terminate the present Agreement with immediate effect.

7.    COMPENSATION, EXPENSES AND INCENTIVE.

7.1 For the Services provided herein, the Company shall pay the Consultant a non-refundable retainer fee of $36,500.00 per month to be paid in advance as follows: (i) $197,100 on execution of the present Agreement; (ii) $197,100 on April 21, 2006; (iii) $197,100 on August 25, 2006; (iv) $197,100 on December 22,
2006 and (v) $197,100 on March 23, 2007. All monies shall be payable in U.S. Funds and wire transferred to the Consultant's bank account.

7.2 In providing the Services, the Consultant will be responsible for all the costs and expenses related to the provision of such Services.

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7.3 As a further  incentive to the  Consultant,  the Company agrees to issue the
Consultant the following warrants to acquire the Company's unregistered, restricted shares of common stock:
            (i)   200,000  warrants at an exercise  price of $2.00 per  warrant;
                  and
            (ii)  200,000  warrants at an exercise  price of $2.50 per  warrant;
                  and
            (iii) 200,000 warrants at an exercise price of $3.00 per warrant.
The Warrants shall expire on Wednesday, December 31, 2008 and shall have `piggyback' registration rights.

8.    BILLING AND PAYMENT.

The basic remuneration provided for in Paragraph 7.1 shall be due on the date recorded therein and payable without invoicing or billing. Payments for special services and out of pocket expenses shall be as agreed according to invoice and as agreed from time to time.

The Company shall have the right at its sole discretion to settle the entire remuneration due by paying the full amount of the contract in advance within sixty (60) days of the signature of the present Agreement. In the event that the Company shall elect to pay the contract remuneration in advance, the full amount payable shall be discounted by fifteen percent (15%). The Company shall have the right to pay the remuneration in cash or in shares. In the event of the payment of the remuneration in shares, such shares shall be unregistered shares of common stock (half of which shall carry "piggyback" registration rights) and valued at a price above the market price on the date of issuance.

9.    RELATIONSHIP OF PARTIES.

The Consultant is an independent contractor, responsible for compensation of its agents, employees and representatives, as well as all applicable withholding there from and taxes thereon (including unemployment compensation) and all workmen's compensation insurance. This Agreement does not establish any partnership, joint venture, or other business entity or association between the parties and neither party is intended to have any interest in the business or property of the other.

10.   TERMINATION.

This Agreement may not be terminated by either party prior to the expiration of the term provided in Paragraph 2 above except as follows:

(A) By any party:

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            (i)   Upon failure of the other party to cure a default under,  or a breach of, this Agreement within thirty (30) days after prior written notice has been given as to such default or breach by the terminating party;
            (ii) Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary;
            (iii) Upon the other  party  filing to benefit  from any  insolvency law; and/or
            (iv) Upon the other party having or applying to have a receiver appointed to have jurisdiction over all or a substantial part of such party's assets or business.

      (B)   By the Company:
            (i)   in accordance with Section 6.4; and/or
            (ii)  in the event of the loss by the Consultant of any Key Person.

11.   ATTORNEY FEES.

Should either party default in the terms or conditions of this Agreement and suit be filed as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs and reasonable attorney fees, expenses and court costs through trial and appeal.

12.   WAIVER OF BREACH.

The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

13.   ASSIGNMENT.

There shall be no assignment of this agreement by the Consultant unless such assignment shall have been approved by the Company in advance and by countersignature of the agreement giving effect to such assignment. The rights and obligations of the parties under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties.

14.   NOTICES.

Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail, return receipt requested, to the principal office of the party being notified.

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15.   ENTIRE AGREEMENT.

This instrument contains the entire agreement of the parties and may be modified only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement shall be governed for all purposes by the laws of the State of California. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement.

ATTEST                           FOR: MEDIA RELATIONS STRATEGY, INC.




-----------------------------         ------------------------------------------
Secretary                        BY:  Martin L. Goldberg, President


ATTEST:                          FOR: COMPOSITE TECHNOLOGY CORPORATION




-----------------------------         ------------------------------------------
Secretary                        BY:  Benton Wilcoxon, Chairman & CEO